                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                           Efficient Networks, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

          N/A
    -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

          N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

          N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:

          N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

          N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

          N/A
     -------------------------------------------------------------------------


     (3) Filing Party:

          N/A
     -------------------------------------------------------------------------


     (4) Date Filed:

          N/A
     -------------------------------------------------------------------------

Notes:

                            EFFICIENT NETWORKS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           WEDNESDAY, APRIL 12, 2000

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Efficient Networks, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, April 12, 2000 at 10:00 a.m., local time, at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001, for the following purposes:

  1. To elect three Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2000; and

  3. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on February 25, 2000 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

                                        FOR THE BOARD OF DIRECTORS
                                        Mark A. Floyd
                                        President, Chief Executive Officer and
                                        Chairman of the Board

Dallas, Texas
March 8, 2000

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

   The enclosed Proxy is solicited on behalf of the Board of Directors of Efficient Networks, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, April 12, 2000, at 10:00 a.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Crowne Plaza Hotel, 14315 Midway Road, Addison, Texas 75001. The telephone number at that location is (972) 980-8877. The Company's headquarters are located at 4849 Alpha Road, Dallas, Texas 75244 and the telephone number is (972) 852-1000.

   These proxy solicitation materials were mailed on or about March 8, 2000 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

   The purposes of the Annual Meeting are: (i) to elect three Class I directors to serve for a term of three years and until their successors are duly elected and qualified; (ii) to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2000; and (iii) to transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

Record Date and Shares Outstanding

   Stockholders of record at the close of business on February 25, 2000 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 48,226,757 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see "OTHER INFORMATION--Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Common Stock on The Nasdaq Stock Market on the last trading day immediately prior to the Record Date was $138.00 per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

Voting and Solicitation

   Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares of the Company's outstanding Common Stock present or represented at the Annual Meeting will be elected. The ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending June 30, 2000, will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock present or represented at the Annual Meeting.

   Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted: (i) FOR the election of each of the Company's director nominees; and (ii) FOR ratification of the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2000. No business other than that set forth in the accompanying Notice of

Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

   Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be Votes Cast. As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

   Proposals of the Company's stockholders that are intended to be presented by such stockholders at the Company's next Annual Meeting of stockholders must be received by the Company at its principal executive offices, no later than November 8, 2000 in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to such meeting.

   If a stockholder intends to submit a proposal at the next Annual Meeting of stockholders, which is not eligible for inclusion in the proxy statement and form of proxy relating to such meeting, the stockholder must do so no later than January 22, 2001. If such a stockholder fails to comply with the foregoing notice provision, the Company's proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the next Annual Meeting of stockholders without any mention of the specific proposal in the proxy statement and form of proxy relating to such meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

Directors

   Efficient Networks' Board of Directors is currently comprised of eight members, divided into three classes with overlapping three-year terms. As a result, a portion of Efficient Networks' Board of Directors will be elected each year. Messrs. Maher, Martin and Hawk have been designated Class I directors, and their terms expire at this Annual Meeting of stockholders. Messrs. Floyd and Peterson have been designated Class II directors, and their terms expire at the 2000 Annual Meeting of stockholders. Messrs. Brown, Gauer and Hoff have been designated Class III directors, and their terms expire at the 2001 Annual Meeting of stockholders.

   Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

   Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2002 Annual Meeting of stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

Information Regarding Nominee Directors

   Three Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2002. The Board of Directors has nominated ANTHONY T. MAHER, WILLIAM L. MARTIN III and ROBERT C. HAWK for re-election as Class I directors. Set forth below is certain information as of the Record Date regarding the nominees for Class I directors.

           Nominees for Class I Directors for a Term Expiring in 2002

        Name                                       Age                Position
        ----                                       ---                --------
      Anthony T. Maher...........................  54                 Director
      William L. Martin III......................  52                 Director
      Robert C. Hawk.............................  60                 Director

   Anthony T. Maher has served as a director of Efficient since April 1999. Mr. Maher is a member of the board of Siemens AG Information and Communication Networks. Siemens, a network equipment vendor, is an investor in Efficient. Since May 1978, Mr. Maher has held various positions with Siemens, including the following positions within the Siemens Public Communication Networks Group:
October 1997 to September 1998, member of the board of directors; October 1995 to September 1997, Executive Director; and January 1993 to September 1995, Executive Director of Worldwide Product Planning. Prior to his positions within the Public Communication Networks Group, Mr. Maher was manager and then deputy director of system engineering for EWSD architecture and processor technology. Mr. Maher holds an M.S. in Electrical Engineering and Solid State Physics from the University of Illinois.

   William L. Martin III has served as a director of Efficient since January 1997. Since November 1999, he has been Chief Executive Officer of Glassware Networks, Inc., a developer of optical networking systems. From September 1994 to November, 1999, Mr. Martin served as Senior Vice President of ADC Telecommunications, Inc. and President of the Business Broadband Group of ADC Telecommunications, Inc., a provider of communications networks systems and solutions and an investor in Efficient. Mr. Martin holds an M.B.A. from Harvard University, an M.S. in Aerospace Engineering and a B.S. in Engineering from the California Institute of Technology.

   Robert C. Hawk has served as a director of Efficient since July 1999. Mr. Hawk is President of Hawk Communications and recently retired as President and Chief Executive Officer of US West Multimedia Communications, Inc., where he headed the cable, data and telephony communications business from May 1996 to April 1997. He was president of the Carrier Division of US West Communications, a regional telecommunications service provider, from September 1990 to May 1996. Prior to that time, Mr. Hawk was Vice President of Marketing and Strategic Planning for CXC Corporation. Prior to joining CXC Corporation,

Mr. Hawk was director of Advanced Systems Development for AT&T/American Bell. He currently serves on the boards of Com 21, Concord Communications, Covad Communications Group, Inc. and PairGain Technologies, Inc.

Required Vote

   The three nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

   THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

Information Regarding Other Directors

   Set forth below is certain information as of the Record Date regarding each other incumbent director of Efficient Networks whose term of office continues after the Annual Meeting.

            Incumbent Class II Directors Whose Terms Expire in 2000

  Name                   Age                           Position
  ----                   ---                           --------
Mark A. Floyd...........  44 President, Chief Executive Officer and Chairman of the Board
Thomas H. Peterson......  43 Director

   Mark A. Floyd co-founded Efficient in June 1993 and has served as President, Chief Executive Officer and a director since its inception. Prior to founding Efficient, from June 1991 to July 1993, Mr. Floyd was Chief Operating Officer and a director of Networth, Inc., a provider of LAN products including Ethernet hubs, switches and network interface cards. From May 1984 to June 1991, Mr. Floyd held the positions of Executive Vice President, Chief Financial Officer and director of Interphase Corporation, a provider of enterprise server connectivity solutions for high-speed LAN, high capacity storage and remote access applications. Mr. Floyd holds a B.B.A. in Finance from the University of Texas at Austin.

   Thomas H. Peterson has served as a director of Efficient since July 1993. Since May 1991, Mr. Peterson has been a General Partner of El Dorado Ventures, a venture capital firm and investor in Efficient. Mr. Peterson holds an M.B.A. from the University of California, Los Angeles and a B.S. in Electrical Engineering from Iowa State University.

            Incumbent Class III Directors Whose Terms Expire in 2001

  Name                                       Age                Position
  ----                                       ---                --------
Bruce W. Brown.............................  49                 Director
James P. Gauer.............................  48                 Director
Robert A. Hoff.............................  47                 Director

   Bruce W. Brown has served as a director of Efficient since October 1995. Since August 1995, he has served as President, Chief Executive Officer and a director of Vertel Corp., a provider of telecommunications network management software and services. From July 1993 to August 1995, Mr. Brown held the positions of

President and Chief Executive Officer of ADC Fibermax Corporation, a supplier of fiber optic networking products. Mr. Brown holds an M.P.A. from Drake University and a B.S. in Psychology from Iowa State University.

   James P. Gauer has served as a director of Efficient since July 1993. Since April 1999, he has been a General Partner of Palomar Ventures and Ocean Park Ventures, and from December 1992 to November 1997, he was a General Partner of Enterprise Partners, all of which are venture capital firms and investors in Efficient. Mr. Gauer holds a B.A. in Mathematics from the University of California, Los Angeles.

   Robert A. Hoff has served as a director of Efficient since July 1993. Since 1983, he has been a General Partner of Crosspoint Venture Partners, a venture capital firm and investor in Efficient. Mr. Hoff also serves as a director of Com21, Inc., Onyx Acceptance Corp., PairGain Technologies, Inc., and U.S. Web/CKS Corporation. Mr. Hoff holds an M.B.A. from Harvard University and a B.S. in Business Administration from Bucknell University.

   There are no family relationships among any of the directors, officers or key employees of Efficient Networks.

Board Meetings and Committees

   The Board of Directors of the Company held a total of 11 meetings during the year ended June 30, 1999. Except for director Bruce Brown who attended 73% of the aggregate of all meetings of the Board of Directors, all director nominees and incumbent directors who served as a director during fiscal 1999 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which such director served, if any, during fiscal 1999. The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

   Efficient Networks established an Audit Committee in April 1999. The Audit Committee of the Board of Directors currently consists of Messrs. Martin and Hoff. No meetings were held during the two months in which the Audit Committee was in existence in fiscal 1999. The Audit Committee reviews the internal accounting procedures of Efficient Networks and consults with and reviews the services provided by Efficient Networks' independent accountants.

   Efficient Networks established the Compensation Committee in April 1999. The Compensation Committee of the Board of Directors currently consists of Messrs. Brown and Gauer. No meetings were held during the two-month period in which the Compensation Committee was in existence in fiscal 1999. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of employees of Efficient Networks.

   Efficient Networks established the Employee Option Committee in October 1999. The Employee Option Committee of the Board of Directors currently consists solely of Mr. Floyd. The Employee Option Committee determines stock option grants for employees of Efficient Networks who are not executive officers.

Director Compensation

   Directors do not currently receive any cash compensation from Efficient Networks for their service as members of the Board of Directors. Under Efficient Networks' 1999 Stock Plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator or the plan.

   During fiscal 1999, the board granted to each of Messrs. Gauer, Hoff, Martin and Peterson options to purchase 50,000 shares of common stock with an exercise price of $1.50 per share. During May 1999, the board granted to Messrs. Maher and Hawk options to purchase 15,000 and 150,000 shares of common stock, respectively, at an exercise price of $10.50 per share.

                                 PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

   Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2000.

                               OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information regarding beneficial ownership of Efficient Networks' common stock as of the Record Date by (i) each director of Efficient Networks, (ii) Efficient Networks' Chief Executive Officer and each of the four other most highly compensated executive officers of Efficient Networks' during fiscal 1999, (iii) all directors and executive officers of Efficient Networks as a group, and (iv) all those known by Efficient Networks to be beneficial owners of more than five percent of outstanding shares of Efficient Networks' common stock. This table is based on information provided to Efficient Networks or filed with the Securities and Exchange Commission by Efficient Networks' directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

   Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Efficient Networks, Inc., 4849 Alpha Road, Dallas, Texas 75244. Applicable percentage ownership in the following table is based on 48,226,757 shares of common stock outstanding as of the Record Date.

                                            Number of         Percentage of
                                       Shares Beneficially Shares Beneficially
      Name and Address                        Owned               Owned
      ----------------                 ------------------- -------------------
Cabletron Systems, Inc.(1)............      5,176,099             10.73
 35 Industrial Way
 Rochester, NH 03867
Crosspoint Venture Partners(2)........      4,829,958             10.02
 18552 MacArthur Blvd., Suite 400
 Irvine, CA 92612
Texas Instruments Incorporated........      3,474,291              7.20
 P.O. Box 660199, M.S. 8650
 Dallas, TX 75266-0199
El Dorado Ventures(3).................      3,782,562              7.84
 2400 Sand Hill Road, Suite 100
 Menlo Park, CA 94025
Enterprise Partners(4)................      2,776,952              5.76
 7979 Ivanhoe Avenue, Suite 550
 La Jolla, CA 92037
Siemens AG............................      3,716,800              7.71
 Hofmannstrasse 51
 81359 Munchen, Germany
Mark A. Floyd(5)......................      1,428,333              2.93
Bruce W. Brown(6).....................         55,000                 *
Robert A. Hoff(7).....................      4,854,958             10.06
Thomas H. Peterson(8).................      3,807,562              7.89
James P. Gauer(9).....................      1,644,624              3.41
Anthony T. Maher(10)..................      3,723,050              7.72
William L. Martin III.................              0               --
Robert Hawk(11).......................        150,000                 *
David B. Stefan(12)...................         80,162                 *
Patricia W. Hosek(13).................        150,521                 *
Gregory L. Langdon(14)................        144,187                 *
Paul E. Couturier(15).................        111,459                 *
All directors and officers as a group
 (20 persons)(16).....................     16,433,052             33.21

--------
*  Less than 1% of the outstanding shares of common stock.

(1) Excludes 6,300 shares of Series A non-voting convertible preferred stock held by Cabletron. The preferred stock is convertible into an aggregate of 6,300,000 shares of common stock and is expected to be converted in 2000.

(2) Represents 3,063,207 shares held by Crosspoint Venture Partners 1993, 95,390 shares held by Crosspoint 1993 Entrepreneurs Fund and 1,671,061 shares held by Crosspoint Ventures LS 1997 L.P.

(3) Represents 2,967,151 shares held by El Dorado Ventures III, 54,953 shares held by El Dorado C&L Fund, L.P., 92,333 shares held by El Dorado Technology IV, L.P., 617,103 shares held by El Dorado Ventures IV, L.P., and 51,022 shares held by El Dorado Technology "98, L.P.

(4) Represents 2,545,553 shares held by Enterprise Partners II, L.P., and 231,399 shares held by Enterprise Partners Associates, L.P.

(5) Includes 533,333 shares issuable upon exercise of stock options exercisable on or before April 25, 2000.

(6) Includes 55,000 shares issuable upon exercise of stock options exercisable on or before April 25, 2000.

(7) Mr. Hoff is a general partner of Crosspoint Venture Partners. The shares listed represent (a) 4,829,958 shares held by Crosspoint Venture Partners and (b) 25,000 shares issuable upon exercise of stock options held by Mr. Hoff and exercisable on or before April 25, 2000. Mr. Hoff disclaims beneficial ownership of the shares held by Crosspoint Venture Partners, except to the extent of his pecuniary interest therein.

(8) Mr. Peterson is a general partner of El Dorado Ventures. The shares listed represent (a) 3,782,562 shares held by El Dorado Ventures and (b) 25,000 shares issuable upon exercise of stock options held by Mr. Petersen and exercisable on or before April 25, 2000. Mr. Peterson disclaims beneficial ownership of the shares held by El Dorado Ventures, except to the extent of his pecuniary interest therein.

(9) Mr. Gauer is a general partner of Palomar Ventures and Ocean Park Ventures, L.P. The shares listed represent (a) 668,965 shares held by Palomar Ventures, (b) 925,659 shares held by Ocean Park Ventures and (c) 25,000 shares issuable upon exercise of stock options held by Mr. Gauer and exercisable on or before April 25, 2000. Mr. Gauer disclaims beneficial ownership of the shares held by Palomar Ventures and Ocean Park Ventures, except to the extent of his pecuniary interest therein.

(10) Includes 3,716,800 shares beneficially owned by Siemens AG. Mr. Maher is a member of the board of Siemens AG Information and Communication Networks. Mr. Maher disclaims beneficial ownership of the shares held by Siemens AG.

(11) Includes 150,000 shares issued upon exercise of a stock option. All of such shares are currently subject to a right of repurchase by Efficient.

(12) Includes 80,105 shares issuable upon exercise of stock options exercisable on or before April 25, 2000.

(13) Includes 112,521 shares issuable upon exercise of stock options exercisable on or before April 25, 2000.

(14) Includes 126,687 shares issuable upon exercise of stock options exercisable on or before April 25, 2000.

(15) Includes 96,459 shares issuable upon exercise of stock options exercisable on or before April 25, 2000.

(16) Includes an aggregate of 1,249,011 shares issuable upon exercise of stock options exercisable on or before April 25, 2000.

Certain Relationships and Related Transactions

   The following is a description of transactions during fiscal 1999 to which we have been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements that are otherwise required to be described.

   During our fiscal year ended June 30, 1999, we issued redeemable convertible preferred stock, subordinated promissory notes and warrants as follows:

  . In January 1999, we issued an aggregate $7.0 million of 10% subordinated promissory notes due January 2002, together with warrants to purchase 2,397,260 shares of Series H preferred stock in a private placement at an exercise price of $2.92 per share;

  . In March 1999, we sold 1,850,000 shares of Series G preferred stock in a private placement at a purchase price of $2.92 per share;

  . In April 1999, we issued an aggregate $2.0 million of 10% subordinated promissory notes due January 2002, together with warrants to purchase 684,931 shares of Series H preferred stock in a private placement at an exercise price of $2.92 per share; and

  . On June 28, 1999, we issued a $5.0 million convertible promissory note to Covad. The note bore interest at the rate of 8% per year, and was payable on the fifth anniversary of issuance. Upon completion of our initial public offering in July 1999, the principal amount plus interest of the note converted into 497,663 shares of common stock. Mr. Hawk, a director of Efficient Networks, also serves on the board of directors of Covad.

  . Each holder of a 10% subordinated promissory note due January 2002 entered into a note repayment and warrant exercise agreement with Efficient. Pursuant to the terms of the agreement, immediately prior to the closing of our initial public offering, the aggregate $9.0 million principal amount of the notes was applied toward the aggregate exercise price of the warrants to purchase 3,082,191 shares of Series H preferred stock at an exercise price of $2.92 per share.

   Our officers, directors and 5% stockholders participated in the foregoing transactions as follows:

                                                            Principal  Number of
                                                            Amount of  Series H
        Name Of Purchaser                                   10% Notes  Warrants
        -----------------                                   ---------- ---------
      Crosspoint Venture Partners.......................... $5,000,000 1,712,329
      Palomar Ventures..................................... $2,000,000   684,931
      El Dorado Ventures................................... $2,000,000   684,931

   Mr. Hoff, a member of our board of directors, is affiliated with Crosspoint Venture Partners. Mr. Peterson, a member of our board of directors, is affiliated with El Dorado Ventures. Mr. Gauer, a member of our board of directors, was formerly affiliated with Enterprise Partners and is presently affiliated with Palomar Ventures.

   Texas Instruments Incorporated, November 1997

   In November 1997, Efficient and Texas Instruments Incorporated entered into an agreement to develop a DSL network interface card and associated software. In February 1998, Efficient and Texas Instruments amended the agreement to provide that Efficient would focus a percentage of our resources on products, product developments and marketing programs that support Texas Instruments ADSL integrated circuits. In March 1999, Efficient and Texas Instruments amended the agreement to provide Texas Instruments with the right to make and license a certain Efficient ASIC.

   Director Option and Loan

   In May 1999, Efficient effected the issuance of 150,000 shares of common stock by granting Robert Hawk an immediately exercisable option to purchase 150,000 shares of common stock at an exercise price of $10.50 per share in exchange for a $1,575,000 6.0% demand note. Mr. Hawk exercised this option in May 1999. The note, together with accrued interest, was repaid in July 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such officers, directors, and 10% shareholders are also required to furnish the Company with copies of all
Section 16(a) forms that they file.

   The Company's officers, directors and 10% shareholders were not obligated to file any reports pursuant to Section 16(a) for fiscal 1999.

Executive Compensation

                           Summary Compensation Table

   The table below summarizes the compensation earned for services rendered to Efficient Networks in all capacities for the fiscal years ended June 30, 1998 and 1999 by Efficient Networks' Chief Executive Officer and Efficient Networks' next four most highly compensated executive officers who earned more than $100,000 during fiscal 1999. These executives are referred to as the Named Executive Officers elsewhere in this Proxy Statement.

                                                          Long-Term
                                                         Compensation
                                                            Awards
                                                         ------------
                                    Annual Compensation
                                    --------------------  Securities
                             Fiscal                       Underlying   All Other
 Name and Principal Position  Year    Salary     Bonus   Options (#)  Compensation
 --------------------------- ------ ---------- --------- ------------ ------------
Mark A. Floyd............     1999  $  200,000 $  80,000   350,000       $  --
  President and Chief
   Executive Officer          1998     178,127    20,000   350,000       16,667(1)
David B. Stefan..........     1999     125,000   112,608   100,000          --
  Vice President of Sales     1998      92,391    36,563   125,000       23,140(2)
Patricia W. Hosek........     1999     117,000    51,479   225,000          --
  Vice President of
   Engineering                1998     107,625    21,313    50,000          --
Gregory L. Langdon.......     1999     117,000    50,716   200,000          --
  Vice President of
   Marketing                  1998     103,290    21,051    50,000          --
Paul E. Couturier........     1999      90,000    76,410   137,500       27,426(3)
  Vice President of
   International
   Operations                 1998      85,709    42,742    37,500       27,634(3)

--------
(1)  Represents amount paid in lieu of accrued sabbatical benefit.

(2)  Represents a moving allowance.

(3)  Represents an annual car and vacation allowance.

Option Grants During Last Fiscal Year

   The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during fiscal 1999, including the potential realizable value over the ten-year term of the options, based on assumed, annually compounded rates of stock value appreciation. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

   During fiscal 1999, we granted options to purchase up to an aggregate of 2,638,500 shares to employees, directors and consultants. All options were granted at exercise prices that the board of directors believed to be equal to the fair market value of our common stock on the date of grant. All options have a term of ten years. Optionees may pay the exercise price by cash, check or delivery of already-owned shares of our common stock. All option shares vest over four years, with 25% of the option shares vesting one year after the option grant date and the remaining option shares vesting ratably on a monthly basis over the succeeding 36 months.

                               Individual Grants

                                     Percent of
                         Number of  Total Options                                 Potential Realizable Value at Assumed
                         Securities  Granted to             Market              Annual Rates of Stock Price Appreciation
                         Underlying Employees In           Value at                          for Option Term
                          Options    Last Fiscal  Exercise  Date of  Expiration -----------------------------------------
          Name            Granted       Year       Price   Grant (1)    Date        0%(1)          5%            10%
          ----           ---------- ------------- -------- --------- ---------- --------------------------- -------------
Mark A. Floyd...........  250,000       9.48%      $1.50     $2.63    8/27/08   $     282,500 $     695,998 $   1,330,386
                          100,000       3.79%      $2.50     $9.00    1/28/09   $     650,000 $   1,216,005 $   2,084,368
David B. Stefan.........  100,000       3.79%      $2.50     $9.00    1/28/09   $     650,000 $   1,216,005 $   2,084,368
Patricia W. Hosek.......  225,000       8.53%      $2.50     $9.00    1/28/09   $   1,462,500 $   2,736,012 $   4,689,828
Gregory L. Langdon......  200,000       7.58%      $2.50     $9.00    1/28/09   $   1,300,000 $   2,432,010 $   4,168,736
Paul E. Couturier.......  137,500       5.21%      $2.50     $9.00    1/28/09   $     893,750 $   1,672,007 $   2,866,006

--------
(1) Based upon a subsequent review of the fair value of our common stock at the option grant dates, we determined the value of the common stock to be as reflected in the "Market Value at Date of Grant" column. The amount shown in the "0%" column reflects the difference between the exercise price and the deemed fair market value as of the date of option grant.

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

   The following table sets forth information with respect to the Named Executive Officers concerning the exercisable and unexercisable options held by them as of June 30, 1999. None of the Named Executive Officers exercised options during fiscal 1999. The "Value of Unexercised In-the-Money Options at June 30, 1999" is based on a value of $12.00 per share, the fair market value of our common stock as of June 30, 1999 as determined in a subsequent review of fair market values, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the options.

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at Fiscal Year-   In-the-Money Options at
                                       End                  Fiscal Year-End
                             ------------------------- -------------------------
  Name                       Exercisable Unexercisable Exercisable Unexercisable
  ----                       ----------- ------------- ----------- -------------
Mark A. Floyd...............   272,917      577,083    $3,165,938   $6,386,563
David B. Stefan.............    45,313      179,688    $  519,531   $1,862,969
Patricia W. Hosek...........    61,979      280,729    $  724,033   $2,780,807
Gregory L. Langdon..........    84,375      265,625    $  989,792   $2,660,208
Paul E. Couturier...........    78,802      171,198    $  927,047   $1,696,703

Compensation Committee Interlocks and Insider Participation

   Prior to establishing the compensation committee, the board of directors as a whole performed the functions delegated to the compensation committee. No member of the board of directors or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee (the "Committee") is comprised of Bruce W. Brown and James P. Gauer, each of whom is a non-employee director. The Committee sets, reviews and administers the Company's executive compensation program. The role of the Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock plans. The Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants to employees.

   The Company's executive pay programs are designed to attract and retain executives who will contribute to the Company's long-term success, to mesh executive and stockholder interest through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance.

   At this time in the Company's growth, the Committee has determined that the most effective means of compensation are base salaries, annual incentive bonuses and long-term incentives through the Company's stock programs.

Base Salary

   The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. During fiscal 1999, salaries for executive officers were increased by $5,000 to $30,000 depending on the executive officer. The fiscal 1999 base salary for the Chief Executive Officer, Mark A. Floyd, was set at $200,000.00.

Bonus

   The bonuses awarded to executive officers are determined based on achievement of individual and company performance goals.

Stock Options

   Under the Company's 1999 Stock Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. The sizes of stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of the technology industry in which the Company competes, the Committee believes stock option grants are an effective method of incentivising executives to take a longer term view of the Company's performance and to ensure that the executive's and the stockholder's interests are aligned.

Other

   Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. During fiscal 1999, the Company did not match any employee contributions under the 401(k) plan.

   The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Committee believes that any options granted under the Stock Plan will meet the requirements of being performance-based, the Committee believes that the Section will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                          COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                              Bruce W. Brown
                                              James P. Gauer

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope which has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS
                                          Mark A. Floyd,
                                          President, Chief Executive Officer
                                          and Chairman of the Board

Dated: March 8, 2000

                                     PROXY

                            EFFICIENT NETWORKS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF EFFICIENT NETWORKS, INC. ("EFFICIENT NETWORKS")

     The undersigned hereby appoints Mark A. Floyd and Kenneth M. Siegel, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Efficient Networks' common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Efficient Networks to be held at the Crowne Plaza North Dallas/Addison, 14315 Midway Road, Addison, Texas 75001, on Wednesday April 12, 2000 at 10:00 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


------------                                                     ------------
 SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                             SIDE
------------                                                     ------------

                                  DETACH HERE
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[X]  Please mark votes as in this example.

1.   Election of Class I Directors

     Nominees:  Anthony T. Maher, William L. Martin III and Robert C. Hawk


          FOR                         WITHHELD
          ALL                         FROM ALL
        NOMINEES  [ ]          [ ]    NOMINEES

                                                      MARK HERE FOR ADDRESS
                                                      CHANGE AND NOTE BELOW [ ]
   [ ] ------------------------------------------
         For all nominees except as noted above


                                                      FOR    AGAINST  ABSTAIN
2.  Ratification of KPMG LLP as independent auditors  [ ]      [ ]      [ ]

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is a partnership, please sign in the partnership name by an authorized person.


Signature:                  Date:         Signature:                 Date:
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